Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of National Mentor Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007	By:	/s/ EDWARD M. MURPHY
Edward M. Murphy
President and Chief Executive Officer
Date: May 15, 2007	By:	/s/ DENIS M. HOLLER
Denis M. Holler
Senior Vice President of Finance and Treasurer